                                                                   Exhibit 13(b)

--------------------------------------------------------------------------------


                            AUCTION AGENCY AGREEMENT

                                     Between

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                                       and

                              BANKERS TRUST COMPANY

                          Dated as of November 18, 1992



                                   Relating to

                            Auction Preferred Shares

                                       of

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----

Section 1.   Definitions and Rules of Construction..................................................1
    1.1      Terms Defined by Reference to APS Provisions...........................................1
    1.2      Terms Defined Herein...................................................................1
    1.3      Rules of Construction..................................................................2

Section 2.   The Auction............................................................................3
    2.1      Purpose; Incorporation b Reference of Auction Procedures
             and Settlement Procedures..............................................................3
    2.2      Preparation of Each Auction; Maintenance of Registry of Beneficial Owners..............3
    2.3      Information Concerning Rates...........................................................5
    2.4      Auction Schedule.......................................................................7
    2.5      Destination of Special Dividend Period.................................................7
    2.6      [Reserved].............................................................................8
    2.7      Failure to Deposit.....................................................................9
    2.8      Broker-Dealers........................................................................10
    2.9      Ownership of Shares of APS............................................................11
    2.10     Access to and Maintenance of Auction Records..........................................11
    2.11     Dividend and Redemption Price Deposit.................................................11

Section 3.   The Auction Agent as Dividend and Redemption Price Disbursing Agent...................11

Section 4.   The Auction Agent as Transfer Agent and Registrar.....................................12
    4.1      Issue of Share Certificates...........................................................12
    4.2      Registration of Transfer of Shares....................................................12
    4.3      Removal of Legend on Restricted Shares................................................12
    4.4      Lost Share Certificates...............................................................12
    4.5      Disposition of Cancelled Certificates; Record Retention...............................12
    4.6      Share Transfer Books..................................................................13
    4.7      Return of Funds.......................................................................13

Section 5.   Representations and Warranties of the Fund............................................13

Section 6.   The Auction Agent.....................................................................14
    6.1      Duties and Responsibilities...........................................................14
    6.2      Rights of the Auction Agent...........................................................14
    6.3      Auction Agent's Disclaimer............................................................15
    6.4      Compensation, Expenses and Indemnification............................................15

Section 7.   Miscellaneous.........................................................................16
    7.1      Term of Agreement.....................................................................16
    7.2      Communications........................................................................16
    7.3      Entire Agreement......................................................................17

    7.4      Benefits..............................................................................17
    7.5      Amendment; Waiver.....................................................................17
    7.6      Successors and Assigns................................................................17
    7.7      Limitation of Liability...............................................................17
    7.8      Severability..........................................................................18
    7.9      Execution in Counterparts.............................................................18
    7.10     Governing Law.........................................................................18

                                    EXHIBITS

EXHIBIT A - Form of Broker-Dealer Agreement
EXHIBIT B - Form of Master Purchaser's Letter
EXHIBIT C - Settlement Procedures
EXHIBIT D - Form of APS Provisions
EXHIBIT E - Form of Notice of Auction Dates
EXHIBIT F - Form of Notice of Proposed Change of Length of Rate Period
EXHIBIT G - Form of Notice of Change of Length of Rate Period
EXHIBIT H - Form of Notice of Determination Not to Change Length of Rate Period
EXHIBIT I - Form of Notice of Cure of Failure to Deposit
EXHIBIT J - Form of Notice of Subsequent Cure of Failure to Deposit

         AUCTION AGENCY AGREEMENT dated as of November 18, 1992 between VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST, a Massachusetts business trust (the "Fund"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Auction Agent").

         WHEREAS, the Fund proposes to issue preferred shares of beneficial interest, par value $.01 per share, liquidation preference $50,000 per share, designated Auction Preferred Shares (the "APS") pursuant to the APS Provisions (as hereinafter defined) and desires that the Auction Agent perform certain duties in connection with the APS upon the terms and subject to the conditions of this Agreement, and hereby appoints the Auction Agent to act in the capacities set forth in this Agreement.

         NOW, THEREFORE,. in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

Section 1. Definitions and Rules of Construction.

         1.1 Terms Defined by Reference to APS Provisions. Capitalized terms not defined herein shall have the respective meanings specified in the APS Provisions.

         1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

              (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

              (b) "APS Provisions" shall mean the Certificate of Vote of the Fund's Board of Trustees establishing the APS pursuant to the Declaration of Trust of the Fund and attached hereto as Exhibit D.

              (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

              (d) "Auction Procedures" shall mean the auction procedures constituting Part II of the form of APS Provisions.

              (e) "Authorized officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Fund.

              (f) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions of a Broker-Dealer that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

              (g) "Broker-Dealer Agreement" shall mean each agreement among the Fund, the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.]

              (h) "Existing Holder," when used with respect to the APS, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such APS in the records of the Auction Agent.

              (i) "Fund Officer" shall mean the Chairman of the Board of Trustees of the Fund, the President, each vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice to the Auction Agent.

              (j) "Master Purchaser's Letter" shall mean a letter addressed to the Fund, the Auction Agent, a Broker-Dealer and an Agent Member, substantially in the form attached hereto as Exhibit B.

              (k) "Potential Holder," when used with respect to the APS, shall mean any Person, including any Existing Holder of APS, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring APS (or, in the case of an Existing Holder of APS, additional APS).

              (l) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit C.

              (m) "Underwriters" shall mean Goldman, Sachs & Co. and PaineWebber Incorporated and any other person named as an underwriter of the APS in the Underwriting Agreement or any schedule thereto.

              (n) "Underwriting Agreement" shall mean the Underwriting Agreement dated November 12, 1992 among the Fund and the Underwriters.

         1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

              (a) Words importing the singular number shall include the plural number and vice versa.

              (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

              (c) The words "hereof", "herein", "hereto" and other words of similar import refer to this Agreement as a whole.

              (d) All references herein to a particular time of day shall be to New York City time.

Section 2. The Auction.

         2.1 Purpose; Incorporation b Reference of Auction Procedures and Settlement Procedures. (a) The APS Provisions provide that the Applicable Rate per annum for the APS for each Subsequent Dividend Period after the Initial Dividend Period with respect to the APS shall, except under certain conditions, be equal to the rate per annum that a bank or trust company appointed by the Fund advises has resulted on the Business Day preceding the first day of such Subsequent Dividend Period from implementation of the Auction Procedures for such APS. Each periodic implementation of the Auction Procedures is hereinafter referred to as an "Auction." The Board of Trustees has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for the APS. The Auction Agent accepts such appointment and agrees to follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the APS for each Subsequent Dividend Period thereof for which the Applicable Rate is to be determined by an Auction.

              (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

         2.2 Preparation of Each Auction; Maintenance of Registry of Beneficial Owners. (a) Not later than seven days prior to the first Auction Date for the APS, the Fund shall provide the Auction Agent with a list of the Broker-Dealers and a manually signed copy of each Broker-Dealer Agreement for execution by the Auction Agent. Not later than seven days prior to any Auction Date for the APS for which any change in such list of Broker-Dealers is to be effective, the Fund will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Fund proposes to designate any Special Dividend Period of the APS pursuant to Section 4 of Part I of the APS Provisions, not later than 11:00 A.M., New York City time, on the Business Day next preceding the Auction next preceding the first day of such Special Dividend Period, the Fund shall provide the Auction Agent with a list of the Broker-Dealers for such APS and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to the Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such APS. The Auction Agent and the Fund shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

              (b) In the event that any Auction Date for the APS shall be changed after the Auction Agent shall have given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in
Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such APS not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

              (c) (i) The Auction Agent shall maintain a registry of the beneficial owners of the APS who shall constitute Existing Holders of such APS for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing such APS. The Auction Agent shall keep such registry current and accurate. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the APS a list of the initial Existing Holders of the APS, the number of APS purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such APS. The Auction Agent shall advise the Fund in writing whenever the number of Existing Holders is 500 or more. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of APS, (A) such list, (B) the results of Auctions and (C) notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder as described in the first sentence of
Section 2.2(c)(iii) hereof.

                  (ii) In the event of any partial redemption of the APS, the Auction Agent shall, at least two Business Days prior to the next Auction for such APS, request the Agent Member of each Existing Holder of APS to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose APS are to be redeemed) the number of APS, if any, of such Existing Holder which are subject to such redemption, provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it shall request such information. Upon any refusal of an Agent Member to release such information, the Auction Agent shall deliver to such Agent Member a facsimile copy of the Existing Holder's Master Purchaser's Letter, which authorizes and instructs such Agent Member to release such information to the Auction Agent. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as the beneficial owner of the number of APS shown in the Auction Agent's registry.

                  (iii) The Auction Agent shall be required to register a transfer of APS from an Existing Holder of such APS to another Person only if such transfer is made to a Person that has delivered, or on whose behalf has been delivered, a signed Master Purchaser's Letter to the Auction Agent and if (A) such transfer is pursuant to an Auction or
         (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreements by such Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder of such transfer or (II) in a notice substantially in the form of Exhibit E to the Broker-Dealer Agreements by the Broker-Dealer of any Person that purchased or sold such APS in an Auction of the failure of such APS to be transferred as a result of such Auction. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                  (iv) The Auction Agent is not required to accept the Master Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or of any Potential Holder or Existing Holder who wishes to amend its Master Purchaser's Letter unless such letter or amendment is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

              (d) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of APS. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such APS to any Person other than the Fund and the Broker-Dealer that provided such information.

         2.3 Information Concerning Rates. (a) The Applicable Percentage on the date of this Agreement for APS is 150%. If there is any change in the credit rating of APS by either of the rating agencies (or substitute or successor rating agencies) referred to in the definition of "Applicable Percentage" resulting in any change in the Applicable Percentage for the APS after the date of this Agreement, the Fund shall notify the Auction Agent in writing of such change in the Applicable Percentage prior to 12:00 Noon on the Business Day prior to the next Auction Date for the APS succeeding such change. In determining the Maximum Rate for the APS on any Auction Date as set forth in
Section 2.3(b)(i) hereof, the Auction Agent shall be entitled to rely on the last Applicable Percentage for the APS of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage set forth in the first sentence of this paragraph (a)).

              (b) (i) on each Auction Date for the APS, the Auction Agent shall determine the Maximum Rate for such APS. The Maximum Rate for the APS on any Auction Date shall be the Product of (A) the highest of (1) the "AA" Composite Commercial Rate, (2) the Treasury Rate, (3) the Ten Year Constant Maturity Rate and (4) the Thirty Year Constant Maturity Rate on such Auction Date for the next Rate Period and (B) the Applicable Percentage on such Auction Date.

         Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Rate so determined and the "AA" Composite Commercial Paper Rate(s), Treasury Rate(s), Ten Year Constant

Maturity Rate(s) and Thirty Year Constant Maturity Rate(s), as the case may be, used to make such determination.

                  (ii) From and after a Failure to Deposit by the Fund during any Rate Period of the APS, until such failure is cured and a late charge, if applicable, is paid, in accordance with subparagraph (c)(i) of Section 2 of Part I of the APS Provisions, on the first day of each Rate Period of such APS the Auction Agent shall determine the Treasury Rate for such Rate Period, if such Rate Period is one year or greater, and the "AA" Composite Commercial Paper Rate for Minimum Dividend Periods and Rate Periods that are less than one year. Not later than 9:30 A.M. on each such first day, the Auction Agent shall notify the Fund of the applicable "AA" Composite Commercial Paper Rate and Treasury Rate.

                  (iii) If any "AA" Composite Commercial Paper Rate, Treasury Rate, Ten Year Constant Maturity Rate or Thirty Year Constant Maturity Rate, as the case may be, is not quoted on an interest basis, the Auction Agent shall convert the quoted rate to the interest equivalent thereof as set forth in the definition of such rate in the APS Provisions if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or discount basis the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Fund as to the method of such conversion.

                  (iv) If any "AA" Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

                  (v) If any Treasury Rate, Ten Year Constant Maturity Rate or Thirty Year Constant Maturity Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

         2.4 Auction Schedule. The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

           Time                                    Event
           ----                                    -----
By 9:30 A.M.                      Auction Agent advises the Fund and
                                  Broker-Dealers of the applicable Maximum
                                  Rate and the "AA" Composite Commercial Paper
                                  Rate(s), Treasury Rate(s), Ten Year Constant
                                  Maturity Rate(s) and Thirty Year Constant
                                  Maturity Rate(s), as the case may be, used
                                  in determining such Maximum Rate as set
                                  forth in Section 2.3(b)(i) hereof.

9:30 A.M. - 1:30 P.M.             Auction Agent assembles information
                                  communicated to it by Broker-Dealers as
                                  provided in Section 3(a) of the Auction
                                  Procedures. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.        Auction Agent makes determinations pursuant
                                  to Section 4(a) of the Auction Procedures.

By approximately 3:00 P.M.        Auction Agent advises Fund of results of
                                  Auction as provided in Section 4(b) of the
                                  Auction Procedures. Submitted Bids and
                                  Submitted Sell Orders are accepted and
                                  rejected and shares of APS allocated as
                                  provided in Section 5 of the Auction
                                  Procedures. Auction Agent gives notice of
                                  Auction results as set forth in paragraph
                                  (a) of the Settlement Procedures.

         2.5 Destination of Special Dividend Period. (a) The APS Provisions will provide that, subject to the Fund's option to designate a Special Dividend Period as referred to in paragraph (b) of this Section 2.5, (i) each Rate Period will consist of 28 days for the APS and (ii) each Rate Period following a Rate Period of the APS that is other than a Minimum Dividend Period will be 28 days for the APS. Not less than 10 nor more than 20 days prior to the last day of any such Rate Period that is not a Minimum Dividend Period, (i) the Fund shall deliver to the Auction Agent a notice of the Auction Date of the next succeeding Auction for such APS in the form of Exhibit E hereto and (ii) the Auction Agent shall deliver such notice by first-class mail, postage prepaid, to each

Existing Holder of such APS at the address specified in such Existing Holder's Master Purchaser's Letter and to the Broker-Dealers for such APS as promptly as practicable after its receipt of such notice from the Fund.

              (b) Pursuant to the APS Provisions, the Fund may, at its option, designate a Special Dividend Period for the APS in the manner described in
Section 4 of Part I of the APS Provisions.

                  (i) If the Fund proposes to designate any succeeding Subsequent Dividend Period of the APS as a Special Dividend Period of more than 28 Rate Period Days, (A) the Fund shall deliver to the Auction Agent a notice of such proposed Special Dividend Period in the form of Exhibit F hereto not less than 20 nor more than 30 days prior to the first day of such proposed Special Dividend Period and (B) the Auction Agent on behalf of the Fund shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of APS at the address specified in such Existing Holder's Master Purchaser's Letter and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Fund.

                  (ii) If the Board of Trustees determines to designate such succeeding Subsequent Dividend Period as a Special Dividend Period, (A) the Fund shall deliver to the Auction Agent a notice of such determination in the form of Exhibit G hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Dividend Period and (B) the Auction Agent shall deliver such notice to the Broker-Dealers for such APS not later than 3:00 P.M. on such second Business Day.

                  (iii) If the Fund shall deliver to the Auction Agent a notice stating that the Fund has determined not to exercise its option to designate such succeeding Subsequent Dividend Period as a Special Dividend Period with respect to which it has delivered a notice in the form of Exhibit F hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Dividend Period, or shall fail to timely deliver either such notice or a notice in the form of Exhibit G hereto, the Auction Agent shall deliver a notice in the form of Exhibit H hereto to the Broker-Dealers for such APS not later than 3:00 P.M. on such second Business Day.

A change in the length of a Rate Period to a Rate Period of more than 28 Rate Period Days shall not occur if (a) on the Auction Date next preceding the first day of such Special Dividend Period Sufficient Clearing Bids shall not exist or
(b) a Failure to Deposit shall have occurred prior to such change with respect to such APS and shall not have been cured in accordance with the APS Provisions.

2.6 [Reserved]

         2.7 Failure to Deposit. (a) If:

                  (i) any Failure to Deposit shall have occurred with respect to the APS during any Rate Period thereof (other than any Special Dividend Period, if such Special Dividend Period is one year or greater, or any Rate Period succeeding any Special Dividend Period, if such Special Dividend Period is one year or greater, during which a Failure to Deposit occurred that has not been cured); and

                  (ii) prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with the next succeeding sentence and the Fund shall have paid to the Auction Agent a late charge equal to the sum of (A) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on such APS, an amount computed by multiplying (1) 200% of the "AA" Composite Commercial Paper Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (2) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the outstanding APS and (B) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Optional Redemption Price or Mandatory Redemption Price, as the case may be, of the APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of Part I of the APS Provisions, an amount computed by multiplying (x) 200% of the "AA" Composite Commercial Paper Rate (or Treasury Rate, if applicable) for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit was not cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit was cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the outstanding APS to be redeemed, then the Auction Agent shall deliver a notice in the form of Exhibit I hereto by first-class mail, postage prepaid, to the Broker-Dealers for such APS not later than one Business Day after its receipt of the payment from the Fund curing such Failure to Deposit and such late charge. A Failure to Deposit with respect to the APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period thereof if, not later than 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, the Fund shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on the APS and (B) without duplication, the Optional Redemption Price or Mandatory Redemption Price, as the case may be, for the APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of
Part I of the APS Provisions.

         (b) If:

                  (i) any Failure to Deposit shall have occurred with respect to the APS during a Rate Period thereof (other than any Special Dividend Period, if such Special Dividend Period is one year or greater, or any Rate Period succeeding any Special Dividend Period, if such Special Dividend Period is one year or greater, during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured within the meaning of the last sentence of Section 2.7(a) hereof and the Fund shall not have paid to the Auction Agent the late charge described in such Section 2.7(a), but such Failure to Deposit shall subsequently be so cured; or

                  (ii) any Failure to Deposit shall have occurred with respect to the APS during a Special Dividend Period, if such Special Dividend Period is one year or greater, or during any Rate Period succeeding any Special Dividend Period, if such Special Dividend Period is one year or greater, during which a Failure to Deposit occurred, and such Failure to Deposit shall subsequently have been cured within the meaning of the last sentence of Section 2.7(a) hereof, then the Auction Agent shall deliver a notice in the form of Exhibit J hereto to the Broker-Dealers for such APS not later than one Business Day after the receipt of the payment from the Fund during such Failure to Deposit. Notwithstanding the foregoing, the Auction Agent shall conduct an Auction on an Auction Date which occurs simultaneously with the date of commencement of a Failure to Deposit.

         2.8 Broker-Dealers. (a) Not later than 12:00 Noon on each Auction Date for the APS, the Fund shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such APS pursuant to
Section 2.8 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.8 of each such Broker-Dealer Agreement.

              (b) The Fund shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

              (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund, provided that at least one Broker-Dealer Agreement would be in effect for the APS after such termination.

              (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.8(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Fund shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Fund shall request, which schedules, among other things, shall set forth the APS to which such Broker-Dealer Agreement relates.

         2.9 Ownership of Shares of APS. The Fund shall notify the Auction Agent if the Fund or any affiliate of the Fund acquires any APS. Neither the Fund nor any affiliate of the Fund shall submit any order in any Auction for APS, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Fund may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.9, a Broker-Dealer shall not be deemed to be an affiliate of the Fund solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a trustee of the Fund. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

         2.10 Access to and Maintenance of Auction Records. The Auction Agent shall, upon the receipt of prior written notice from the Fund, afford to the Fund access at reasonable times during normal business hours to all books, records, documents and other information concerning the conduct and results of Auctions. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

         2.11 Dividend and Redemption Price Deposit. The Fund shall pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for such APS, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on the APS (B) on the Business Day next preceding any redemption date in funds available on such redemption date for such APS in The City of New York, New York, the Redemption Price to be paid on such redemption date for the APS after notice of redemption is given as set forth in the Certificate of Vote.

Section 3. The Auction Agent as Dividend and Redemption Price Disbursing Agent.

         The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of APS (i) on each Dividend Payment Date for such APS, dividends on the APS, (ii) on any date fixed for redemption of APS, the Redemption Price of any such APS called for redemption and (iii) any late charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Fund with which to pay such dividends, Redemption Price or late charge. The amount of dividends for any Rate Period for the APS to be paid by the Auction Agent to the Holders of such APS will be determined by the Fund as set forth in Section 2 of Part I of the APS Provisions with respect to such APS. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Fund as set forth in Section 3 of Part I of the APS Provisions with respect to such APS. The Fund shall notify the Auction Agent in writing of a decision to redeem the APS at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (b) of Section 3 of Part I of the APS Provisions. Such notice by the Fund to the Auction Agent shall contain the information required by paragraph (b) of Section 3 of Part I of the APS Provisions to be stated in the notice of redemption required to be mailed by the Auction Agent to such Holders.

Section 4. The Auction Agent as Transfer Agent and Registrar.

         4.1 Issue of Share Certificates. Upon the Date of Original Issue of the APS, one certificate representing all of the APS issued on such date shall be issued by the Fund and, at the request of the Fund, registered in the name of Cede & Co. and countersigned by the Auction. Agent.

         4.2 Registration of Transfer of Shares. The APS shall be registered soley in the name of the Securities Depository or its nominee.

         4.3 Removal of Legend on Restricted Shares. All requests for removal of legends on the APS indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such APS freely transferred, such opinion to be delivered under cover of a letter from a Fund Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

         4.4 Lost Share Certificates. The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Auction Agent, subject at all times to provisions of law, the By-Laws of the Fund governing such matters and resolutions adopted by the Fund with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Fund.

         4.5 Disposition of Cancelled Certificates; Record Retention. The Auction Agent shall retain all share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. Upon the expiration of this two-year period, the Auction Agent shall deliver to the Fund the cancelled certificates and accompanying documentation. The Fund also shall undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the

Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter such records shall not be destroyed by the Fund without the concurrence of the Auction Agent.

         4.6 Share Transfer Books. For so long as the Auction Agent, Bankers Trust Company, is acting as the transfer agent for the APS pursuant to this Agreement, it shall maintain a share transfer book containing a list of the Holders of the APS, the number of APS held by such Holders and the address of each Holder. The Auction Agent shall record in such share transfer books any change of address of a Holder upon notice by such Holder. In case of any request or demand for the inspection of the share transfer books of the Fund or any other books in the possession of the Auction Agent, the Auction Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the share transfer books or other books to any Person in case it is advised by its counsel that its failure to do so would be unlawful.

         4.7 Return of Funds. Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including but not limited to redemption of the APS, that remain unpaid after ninety days shall be repaid to the Fund upon the written request of the Fund, together with interest, if any, earned thereon.

Section 5. Representations and Warranties of the Fund.

         The Fund represents and warrants to the Auction Agent that:

              (a) the Fund has been duly organized and is subsisting as a voluntary association with transferable shares (commonly referred to as a business trust) under the laws of The Commonwealth of Massachusetts and has all necessary power and authority to execute and deliver this Agreement and to authorize, create and issue the APS;

              (b) this Agreement has been duly and validly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the Auction Agent, constitutes the legal, valid and binding obligation of the Fund subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws, whether statutory or decisional, relating to or affecting creditors' rights and to general equitable principles (regardless of whether enforcement is sought in equity or at law);

              (c) the form of the certificate evidencing the APS complies with all applicable laws of The Commonwealth of Massachusetts;

              (d) the APS, when issued, delivered and paid for on the Date of Original Issue as contemplated by the Underwriting Agreement, will have been duly authorized, validly issued, fully paid and nonassessable, except as provided under Massachusetts law;

              (e) assuming the Underwriters comply with their obligations under the Underwriting Agreement and that the purchasers of the APS comply with their obligations in the Master Purchaser's Letter, no consent, authorization or order of, or filing or registration with, any court, governmental agency or official (except such as have been obtained and such as may be required under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or under the blue sky or state securities laws) is required in connection with the execution and delivery of this Agreement or the issuance of the APS; and

              (f) the issuance and sale of the APS, the execution, delivery and performance of this Agreement, compliance by the Fund with all provisions hereof, and the consummation of the transactions contemplated hereby or by the Underwriting Agreement or the Broker-Dealer Agreements, will not conflict with, constitute a breach of any of the terms or provisions of, or a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Fund pursuant to the terms of any agreement, indenture or instrument to which the Fund is a party or by which the Fund is bound, or result in a violation of the Declaration of Trust, APS Provisions or By-Laws of the Fund or of any order, rule or regulation of any court or governmental agency having jurisdiction over the Fund or its property which conflict, breach, default, lien or violation, individually or in the aggregate, would have a material adverse effect on the business, financial position or results of operations of the Fund.

Section 6. The Auction Agent.

         6.1 Duties and Responsibilities. (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

              (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Broker-Dealer Agreements, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

              (c) In the absence of bad faith or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement except that the Auction Agent shall be liable for any error of judgment made in good faith if the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts.

              (d) Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including the payment of dividends or the redemption of the APS, that remain with the Auction Agent after 90 days shall be repaid to the Fund upon the written request of the Fund, together with interest, if any, earned thereon.

         6.2 Rights of the Auction Agent. (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Fund or by any Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with any Broker-Dealer.

              (b) The Auction Agent may consult with counsel reasonably acceptable to the Fund and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

              (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct on the part of any agent or attorney appointed by it with due care hereunder except as set forth above in Section 6.1(c).

         6.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement (except as to the Auction Agent's duties hereunder and as to the due authorization, execution and delivery of this Agreement), the Broker-Dealer Agreements (except as to the Auction Agent's duties thereunder) or the APS.

         6.4 Compensation, Expenses and Indemnification. (a) The Fund shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and the Broker-Dealer Agreements in such amounts as may be agreed to by the Fund and the Auction Agent from time to time.

              (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its gross negligence or bad faith.

              (c) The Fund shall indemnify the Auction Agent for and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of its duties hereunder and thereunder for which indemnification is provided by this subsection.

Section 7. Miscellaneous.

         7.1 Term of Agreement. (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The. Fund may terminate this Agreement any time by so notifying the Auction Agent in writing, provided that the Fund has entered into an agreement in substantially the form of this Agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon written notice to the Fund, such termination to be effective on the earlier of (i) the date specified in such notice which shall not be earlier than 90 days after the giving of such notice or (ii) the date on which a successor trust company is appointed by the Fund pursuant to an agreement containing substantially the same terms and conditions as this Agreement.

              (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's obligations under Section 6.4 hereof and its representations and warranties contained in
Section 5 hereof and the Auction Agent's obligations and liabilities under Sections 2.10 and 4.5 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall, at the Fund's request, promptly deliver to the Fund copies of all books and records maintained by it in connection with its duties hereunder.

         7.2 Communications. Except for (a) communications authorized to be by telephone pursuant to this Agreement or the Auction Procedures and (b) communications in connection with Auctions (other than those expressly required to be in writing) and unless otherwise specified by the terms of this Agreement all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such person at its address or telecopy number set forth below:

If to the Company,            Van Kampen Merritt Limited Term High Income Trust
addressed:                    One Parkview Plaza
                              Oakbrook Terrace, Illinois 60181

                              Attention: Treasurer

                              Telephone No.: (708) 684-6000

                              With a copy sent to:

                              Dennis J. McDonnell
                              One Parkview Plaza
                              Oakbrook Terrace, Illinois 60181

                              Telephone No.: (708) 684-6330
                              Telecopier No.: (708) 684-5967

If to the Auction             Bankers Trust Company Corporate Trust and Agency
Agent, addressed:               Group
                              Four Albany Street
                              New York, New York 10006

                              Attention: Auction Rate Securities

                              Telecopier No.: (212) 250-6215
                              Telephone No.: (212) 250-6850

or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Communications shall be given on behalf of the Fund by a Fund officer and on behalf of the Auction Agent by an Authorized Officer. Communications shall be effective when received at the proper address.

         7.3 Entire Agreement. This Agreement contains the entire agreement among the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties.

         7.4 Benefits. Nothing herein, express or implied, shall give any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         7.5 Amendment; Waiver. (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Fund shall notify the Auction Agent and each Broker-Dealer of any change in the Fund's Declaration of Trust, as amended and restated as of the date hereof, prior to the effective date of any such change.

              (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such rights or remedies with respect to any subsequent breach.

         7.6 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors of each of the Fund and the Auction Agent.

         7.7 Limitation of Liability. Pursuant to the provisions of Article V,
Section 5.5 of the Fund's Declaration of Trust, as amended or restated as of the date hereof, this Agreement is entered into by the trustees of the Fund not individually, but as trustees under such Declaration of Trust and the obligations of the Fund hereunder are not binding upon any such trustees or shareholders of the Fund, individually, but bind only the trust estate.

         7.8 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         7.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the- State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Auction Agency Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                VAN KAMPEN MERRITT
                                  LIMITED TERM
                                  HIGH INCOME TRUST

                                By /s/ Denis J. McDonnell
                                   --------------------------------------------
                                   Name: Denis J. McDonnell
                                   Title: President


                                BANKERS TRUST COMPANY

                                By /s/ Sandra Becker
                                   --------------------------------------------
                                   Name: Sandra Becker
                                   Title: Assistant Treasurer

                                                                       Exhibit A



--------------------------------------------------------------------------------




                             BROKER-DEALER AGREEMENT

                                     Between

                              BANKERS TRUST COMPANY

                                       and

                          Dated as of November __, 1992

                                   Relating to

                            AUCTION PREFERRED SHARES

                                       of

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST




--------------------------------------------------------------------------------

         BROKER-DEALER AGREEMENT dated as of November __, 1992 between BANKERS TRUST COMPANY (the "Auction Agent"), a New York banking corporation (not in its individual capacity but solely as agent of Van Kampen Merritt Limited Term High Income Trust (the "Fund") pursuant to authority granted it in the Auction Agency Agreement), and [UNDERWRITER] (together with its successors and assigns, "BD").

         The Fund has issued shares of Auction Preferred Shares, par value $.01 per share, liquidation preference $50,000 per share (the "APS") pursuant to its Declaration of Trust, as amended by the Certificate of Vote (the "Certificate").

         The Certificate will provide that, for each Subsequent Dividend Period of any APS then outstanding, the Applicable Rate for such Subsequent Dividend Period shall, under certain conditions, be the rate per annum that a bank or trust company appointed by the Fund advises results from implementation of the Auction Procedures. The Board of Trustees has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for the APS.

         The Auction Procedures require the participation of one or more Broker-Dealers for the APS.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the Auction Agent and BD agree as follows:

1. Definitions and Rules of Construction.

         1.1 Terms Defined by Reference to Statement.

              Capitalized terms not defined herein shall have the respective meanings specified in the Certificate.

         1.2 Terms Defined Herein.

              As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Auction" shall have the meaning specified in Section
2.1 hereof.

                  (b) "Auction Agency Agreement" shall mean the Auction
Agency Agreement, dated as of November _, 1992, between the fund and the Auction Agent relating to the APS.

                  (c) "Auction Procedures" shall mean the auction procedures constituting Part II of the Certificate.

                  (d) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Trust Officer, Assistant Treasurer and Assistant Secretary of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized officer" for purposes of this Agreement in a communication to BD.

                  (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                  (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                  (g) "Certificate" shall mean the Certificate of Vote of Trustees Establishing A Series of Preferred Shares authorizing the issuance of APS filed by the Fund with the office of the Secretary of The Commonwealth of Massachusetts.

                  (h) "Master Purchaser's Letter" shall mean a letter addressed to the Fund, the Auction Agent, a Broker-Dealer and an Agent Member, substantially in the form attached hereto as Exhibit A.

                  (i) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

         1.3 Rules of Construction.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

              (a) Words importing the singular number shall include the plural number and vice versa.

              (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

              (c) The words "hereof", "herein", "hereto", and other words of similar import refer to this Agreement as a whole.

              (d) All references herein to a particular time of day shall be to New York City time.

2. The Auction.

         2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

              (a) The provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for any Subsequent Dividend Period of any APS for which the Applicable Rate is to be determined by an

Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction".

              (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

              (c) BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Agreement for the APS: BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Broker-Dealer Agreements and Master Purchaser's Letters and participate as Broker-Dealers in Auctions.

         2.2 Preparation for Each Auction.

              (a) Not later than 9:30 A.M. on each Auction Date for the APS, the Auction Agent shall advise the Broker-Dealers for such APS by telephone of the Maximum Rate therefor and the "AA" Composite Commercial Paper Rate(s) and Treasury Rate(s), as the case may be, used in determining such Maximum Rate.

              (b) In the event that any Auction Date for the APS shall be changed after the Auction Agent has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

              (c) The Auction Agent from time to time may request the Broker-Dealers to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of APS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information so provided by BD and shall not disclose any information so provided by BD to any Person other than the Fund and BD.

              (d) BD agrees to maintain a list of Potential Holders and to use its best efforts to contact the Potential Holders on such list whom BD believes may be interested in participating in such Auction on each Auction Date for the purposes set forth in the Auction Procedures.

              (e) The Auction Agent is not required to accept the Master Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or of any Potential Holder or Existing Holder who wishes to amend its Master Purchaser's Letter unless such letter or amendment is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

         2.3 Auction Schedule: Method of Submission of Orders.

              (a) The Fund and the Auction Agent shall conduct Auctions for APS in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

           Time                                      Event
           ----                                      -----
By 9:30 A.M.                       Auction Agent advises the Fund and the
                                   Broker-Dealers of the applicable Maximum
                                   Rate and the "AA" Composite Commercial Paper
                                   Rate(s) and Treasury Rate(s), as the case
                                   may be, used in determining such Maximum
                                   Rate as set forth in Section 2.2(a) hereof.

9:30 A.M. - 1:30 P.M.              Auction Agent assembles information
                                   communicated to it by Broker-Dealers as
                                   provided in Section 3(a) of the Auction
                                   Procedures. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.         Auction Agent makes determinations pursuant
                                   to Section 4(a) of the Auction Procedures.

By approximately 3:00 P. M.        Auction Agent advises Fund of results of
                                   Auction as provided in Section 4(b) of the
                                   Auction Procedures.

                                   Submitted Bids and Submitted Sell orders are accepted and rejected and shares of APS allocated as provided in Section 5 of the Auction Procedures.

                                   Auction Agent gives notice of Auction
                                   results as set forth in section 2.4(a)
                                   hereof.

              (b) BD agrees not to sell, assign or dispose of any share of APS to any Person who has not delivered, or on whose behalf a Broker-Dealer has not delivered, a signed Master Purchaser's Letter to the Auction Agent.

              (c) BD shall submit Orders to the Auction Agent in writing substantially in the form attached hereto as Exhibit C. BD shall submit a separate order to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the orders of different Potential Holders or Existing Holders on whose behalf BD is submitting Orders. e_.

              (d) BD shall deliver to the Auction Agent (i) a written notice in substantially the form attached hereto as Exhibit D or transfers of shares of APS made through BD by an Existing Holder to another Person other than pursuant to an Auction and shall deliver or cause to be delivered the related Master Purchaser's Letter executed by such Person if such Person has not previously so delivered a Master Purchaser's Letter and (ii) a written notice substantially in the form attached hereto as Exhibit E, of the failure of any shares of APS to be transferred to or by any Person that purchased or sold shares of APS through BD pursuant to an Auction. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

              (e) BD has delivered to the Auction Agent its executed Master Purchaser's Letter. BD and other Broker-Dealers which have delivered duly executed Master Purchaser's Letters may submit orders in Auctions for their own accounts unless the Fund shall have notified BD and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell Orders for their own accounts.

              (f) BD agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

         2.4 Notices of Auction Results.

              (a) On each Auction Date for APS, the Auction Agent shall notify BD by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M., on the Business Day next succeeding such Auction Date, the Auction Agent shall confirm to BD in writing the disposition of all orders submitted by BD in such Auction.

              (b) BD shall notify each Existing Holder or, Potential Holder on whose behalf BD has submitted an order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

         2.5 Designation of Special Dividend Period.

              (a) If the Fund delivers to the Auction Agent a notice of the Auction Date for APS for a Rate Period thereof that next succeeds a Rate Period that is not a Minimum Dividend Period in the form of Exhibit E to the Auction Agency Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

              (b) If the Board of Trustees proposes to designate any succeeding Subsequent Dividend Period of the APS as a Special Dividend Period and the Fund delivers to the Auction Agent a notice of such proposed Special Dividend Period in the form of Exhibit F to the Auction Agency Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

              (c) If the Board of Trustees determines to designate such succeeding Subsequent Dividend Period as a Special Dividend Period, and the Fund delivers to the Auction Agent a notice of such Special Dividend Period in the form of Exhibit G to the Auction Agency Agreement not later than 11:00 A.M. on the second Business Day next preceding the first day of such Rate Period, the Auction Agent shall deliver such notice to BD not later than 3:00 P.M. on such second Business Day.

              (d) If the Fund shall deliver to the Auction Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of any Rate Period stating that the Fund has determined not to exercise its option to designate such succeeding Subsequent Dividend Period as a Special Dividend Period, in the form of Exhibit H to the Auction Agency Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit G to the Auction Agency Agreement, the Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agency Agreement to BD not later than 3:00 P.M. on such second Business Day.

         2.6 Allocation of Taxable Income.

              If the Fund delivers to the Auction Agent a notice in the form of Exhibit K to the Auction Agency Agreement designating all or a portion of any dividend on shares of APS to consist of net capital gains or other income taxable for Federal income tax purposes, the Auction Agent shall deliver such notice to BD on the Business Day following its receipt of such notice from the Fund. On or prior to the Auction Date referred to in such notice, BD will contact each of its customers that BD believes to be an Existing Holder of shares of APS or a Potential Holder interested in submitting an order with respect to the Auction to be held on such Auction Date, and BD will notify such customer of the .contents of such notice. BD will be deemed to have notified such Existing Holders and Potential Holders if, for each such Holder, (i) it makes a reasonable effort to contact such Holder by telephone, and (ii) upon failing to contact such Holder by telephone it mails written, notification to such Holder at the mailing address indicated in such Holder's most recently submitted Master Purchaser's Letter or at such other address as is indicated in the account records of BD.

              The Auction Agent shall be required to notify BD within two Business Days after each Auction that involves an allocation of income taxable for Federal income tax purposes as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

         2.7 Failure to Deposit.

              (a) If:

                  (i) any Failure to Deposit shall have occurred with respect to shares of APS during any Rate Period thereof (other than any Special Dividend Period consisting of four or more Dividend Periods or any Rate

         Period succeeding any Special Dividend Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured); and

                  (ii) prior to 12:00 Noon on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured as described in Section 2.7
         (a) of the Auction Agency Agreement and the Fund shall have paid to the Auction Agent a late charge as described in such Section 2.7(a);

then, the Auction Agent shall deliver a notice in the form of Exhibit I to the Auction Agency Agreement by first-class mail, postage prepaid, to BD not later than one Business Day after its receipt of the payment from the Fund curing such Failure to Deposit and such late charge.

              (b) If:

                  (i) any Failure to Deposit shall have occurred with respect to shares of APS during a Rate Period thereof (other than any Special Dividend Period consisting of four or more Dividend Periods or any Rate Period succeeding any Special Dividend Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon on the third Business Day succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured as described in Section
         2.7 (a) of the Auction Agency Agreement and the Fund shall not have paid to the Auction Agent the late charge described in such Section 2.7(a), but such Failure to Deposit shall subsequently be so cured; or

                  (ii) any Failure to Deposit shall have occurred with respect to shares of APS during a Special Dividend Period consisting of four or more Dividend Periods, or during any Rate Period succeeding any Special Dividend Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred, and such Failure to Deposit shall subsequently have been cured within the meaning of Section 2.7(a) of the Auction Agency Agreement, then the Auction Agent shall deliver a notice in the form of Exhibit J to the Auction Agency Agreement to the Broker-Dealers not later than one Business Day after the receipt of the payment from the Fund curing such Failure to Deposit.

         2.8 Service Charge to be Paid to BD.

              On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to the product of (a) (i) in the case of any Auction Date immediately preceding a Rate Period consisting of less than one year, 1/4 of 1%, or (ii) in the case of any Auction Date immediately preceding a Rate Period consisting of one year or more, a percentage agreed upon in writing by the Fund and the Broker-Dealers times (b) a fraction, the numerator of which is the number of days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365 if such Rate Period is less than one year and 360 for all other Rate Periods, times (c) $50,000 times
(d) the sum of (1) the aggregate number of shares placed by BD in such Auction that were (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission plus (ii) the aggregate number of shares subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 3 of the Auction Procedures) submitted to the Auction Agent by BD plus (iii) the number of shares of APS deemed to be subject to Hold Orders by Existing Holders pursuant to paragraph (c) of Section 3 of the Auction Procedures that were acquired by such Existing Holders through BD.

                  For purposes of subclause (d)(iii) of the foregoing paragraph, if any Existing Holder who acquired shares of APS .through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

         2.9 Settlement.

              (a) if any Existing Holder on whose behalf BD has submitted a Bid or Sell Order for shares of APS that was accepted in whole or in part fails to instruct its Agent Member to deliver the shares of APS subject to such Bid or Sell order against payment therefor, BD shall instruct such Agent Member to deliver such shares against payment therefor and BD may deliver to the Potential Holder on whose behalf BD submitted a Bid for shares of APS that was accepted in whole or in part a number of shares of APS that is less than the number of shares of APS specified in such Bid to be purchased by such Potential Holder. Notwithstanding the foregoing terms of this Section, any delivery or nondelivery of shares of APS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the terms of Section 2.3(d)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

              (b) Neither the Auction Agent nor the Fund shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or its respective Agent Member to deliver shares of APS or to pay for shares of APS sold or purchased pursuant to the Auction Procedures or otherwise.

3. The Auction Agent.

         3.1 Duties and Responsibilities.

              (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person, other than the Fund, by reason of this Agreement.

              (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

              (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error or judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

         3.2 Rights of the Auction Agent.

              (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Broker-Dealers.

              (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         3.3 Auction Agent's Disclaimer.

              The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Auction Agency Agreement or the shares of APS.

4. Miscellaneous.

         4.1 Termination.

              Either party may terminate this Agreement at any time on five days' notice to the other party, provided that neither BD nor the Auction Agent may terminate this Agreement without first obtaining prior written consent of the Fund to such termination, which consent shall not be unreasonably withheld. This Agreement shall automatically terminate upon the termination of the Auction Agency Agreement.

         4.2 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

              (a) BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

              (b) BD represents that it (or if such BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use such BD or affiliate as Agent Member.

         4.3 Communications.

              Except for (i) communications authorized to be by telephone by this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to BD,                   [Address]
addressed:                  [Address]
                            [Address]
                            [Address]
                            Attention:

                            Telecopier No.: ( )
                            Telephone No.: ( )

If to the Auction           Bankers Trust Company
Agent, addressed:           Corporate Trust and Agency Group
                            Four Albany Street
                            New York, New York 10006
                            Attention: Auction Rate/Remarketed Securities

                            Telecopier No.: (212) 250-6215
                            Telephone No.: (212) 250-6850

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         4.4 Entire Agreement.

              This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, among the parties hereto relating to the subject matter hereof.

         4.5 Benefits.

              Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent, BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         4.6 Amendment; Waiver.

              (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

              (b) Failure of any party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         4.7 Successors and Assigns.

              This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Auction Agent and BD. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction. Agent to a successor Auction Agent selected by the Fund without the consent of BD.

         4.8 Severability.

              If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         4.9 Execution in Counterparts.

              This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         4.10 Governing Law.

              This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                              BANKERS TRUST COMPANY


                              By
                                -----------------------------------------------
                                   Name:
                                   Title:

                              [UNDERWRITER]


                              By
                                -----------------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT C

                   (Submit only one Order on this order form)

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                        AUCTION PREFERRED SHARES ("APS")

ORDER FORM
To:
    ----------------------------                               -----------------
                                                               Date of Auction
    ---------------------------
    New York, New York

         Attention:
                    ------------------------

         The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
                ----------------------------

Bidder places the Order listed below covering the number of shares indicated
(complete only one blank):

                  shares now held by Bidder (an Existing Holder), and the Order is a (check one):
         --------

                  Hold order; or
         --------

                  Bid at a rate of ___%; or
         --------

                  Sell Order;
         --------

                                                      - or -

                  shares not now held by Bidder (a Potential Holder), and the Order is a Bid at a rate of        %.
         --------                                                                                         -------

Notes:

(1) If submitting more than one Order for one Bidder, use additional Order forms.

(2) If one or more Orders covering in the aggregate more than the number of outstanding shares of APS held by any Existing Holder are submitted, such orders shall be considered valid in the order of priority set forth in the Auction Procedures.

(3) A Hold Order may be placed only by an Existing Holder covering a number of shares of APS not greater than the number of shares of APS currently held by such Existing Holder.

(4) Potential holders may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

         Name of Broker-Dealer:

                          By:
                              --------------------------------------------------

                                                                       EXHIBIT D

     (To be used only for transfers made other than pursuant to an Auction)

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                        AUCTION PREFERRED SHARES ("APS")

                                  TRANSFER FORM

We are (check one):

          the Existing Holder named below;
 --------

          the Broker-Dealer for such Existing Holder; or
 --------

          the Agent Member for such Existing Holder.
 --------

We hereby notify you that such Existing Holder has transferred ____ shares of APS to _____________.



                            ------------------------------------
                            (Name of Existing Holder)



                            ------------------------------------
                            (Name of Broker-Dealer)


                            ------------------------------------
                            (Name of Agent Member)

                            By:
                                --------------------------------
                                Printed Name:
                                Title:

                                                                       EXHIBIT E

                        (To be used only for failures to
                       deliver shares of Auction Preferred
                       Shares sold pursuant to an Auction)

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                        AUCTION PREFERRED SHARES ("APS")

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II

I. We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased __ shares of APS in the Auction held on____________ from the seller of such shares.

II. We are a Broker-Dealer for _____________________ (the "Seller"), which sold __ shares of APS in the Auction held on ____________________ to the purchaser of such shares.

         We hereby notify you that (check one)--

         ___ the Seller failed to deliver such shares of Auction Preferred Shares to the Purchaser

         ___ the Purchaser failed to make payment to the Seller upon delivery of such shares of Auction Preferred Shares

                                       Name:
                                             -----------------------------------
                                             (Name of Broker-Dealer)


                                       By:
                                             -----------------------------------
                                             Printed Name:
                                             Title:

                                                                       Exhibit B

                            MASTER PURCHASER'S LETTER

                      Relating to Securities Involving Rate
                    Settings Through Auctions or Remarketings

THE COMPANY
A REMARKETING AGENT
THE TRUST COMPANY
OR AUCTION AGENT
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

     1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions") or remarketing procedures ("Remarketings"). This letter shall be for the benefit of any Company and of any trust company, auction agent, paying agent (collectively, "trust company"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

     2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/ interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

     3. We agree that any bid or sell order placed by us in an Auction shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus, except as may otherwise be described therein. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

     4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale among dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agents, and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders. We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing. in accordance with the terms set forth in the Prospectus. and we authorize the remarketing agent to sell. transfer or otherwise dispose of such Securities as set forth in the Prospectus.

     5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell. transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company. auction agent or remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company, auction agent or remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar. all as set forth in the Prospectus.

     6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company, auction agent or remarketing agent such information concerning our beneficial ownership of Securities as such trust company or remarketing agent shall request.

     7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

     8. This letter is not a commitment by us to purchase any Securities.

     9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities. and this letter may only be revoked by a signed writing delivered to the original recipients thereof.

     10. The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter. any purchases letter specific to particular Securities and any such description. such description shall control.

     11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

     12. Our agent member of The Depository Trust Company currently is
____________.

     13. Our personnel authorized to place orders with broker-dealers for the purpose set forth in the Prospectus in Auctions and Remarketings currently is/are , telephone number

     14. Our taxpayer identification number is

     15. In the case of each purchase, offer to purchase. offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act'). we represent and agree as follows:

          A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

          B. We hereby confirm that any purchase of Securities made by to will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by u. or such party. as the case may be. will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

          C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information.

     and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

          D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements and we agree that each of ~r purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

Dated
      ---------------------------       ---------------------------------------
                                                   (Name of Purchaser)

Mailing Address of Purchaser

                                     By
---------------------------------       ---------------------------------------

                                     Printed Name:
---------------------------------                  ----------------------------

                                     Title:
---------------------------------           -----------------------------------

                                                                       Exhibit C

                              SETTLEMENT PROCEDURES

         Capitalized terms used herein have the respective meanings specified in the Prospectus.

              (a) On each Auction Date for the APS, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of

              (i) the Applicable Rate fixed for the next succeeding Rate Period;

              (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

              (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the number of shares, if any, of APS then outstanding to be sold by such Existing Holder,

              (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the number of shares, if any, of APS to be purchased by such Potential Holder,

              (v) if the aggregate number of APS to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different than the aggregate number of APS to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer,) and the number of APS to be (x) purchased from one or more Existing Holders on whose behalf such other Broker-Dealers submitted Bids or Sell Orders, or (y) sold to one or more Potential Holders on whose behalf such other Broker-Dealers submitted Bids; and

              (vi) the scheduled Auction Date of the next succeeding Auction.

              (b) On each Auction Date for the APS, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

              (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected, in whole or in part;

              (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of APS to be purchased pursuant to such Bid against receipt of such shares;

              (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, or a Sell Order that was accepted, in whole or in part. to instruct such Bidder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of APS to be sold pursuant to such Bid or Sell Order against payment therefor;

              (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Applicable Rate for the next succeeding Rate Period;

              (v) advise each Existing Holder an whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

              (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

              (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order for any APS shall allocate any funds received by it pursuant to paragraph (b) (ii) above, and any APS received by it pursuant to paragraph (b) (iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders, and any Broker-Dealers identified to it by the Auction Agent pursuant to paragraph (a) (v) above.

              (d) On the Business Day after the Auction Date, the Securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchases and sale of APS as determined in the Auction.

                                                                       Exhibit D

                               AUCTION PROCEDURES

              The following procedures will be set forth in the Certificate of Vote. The terms not defined below are defined in the Glossary or elsewhere in this Prospectus.

              2. orders by Existing Holders and Potential Holders. (a) Prior to the Submission Deadline on each Auction Date:

              (i) each Existing Holder of APS subject to an Auction on such Auction Date may submit to a Broker-Dealer by telephone or otherwise information as to:

              (A) the number of Outstanding shares, if any, of APS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Rate Period;

              (B) the number of Outstanding shares, if any, of APS which such Existing Holder offers to sell if the Applicable Rate for the next succeeding Rate Period shall be less than the rate per annum specified by such Existing Holder, and/or

              (C) the number of Outstanding shares, if any, of APS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Rate Period;

and

              (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders (by telephone or otherwise), including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of APS which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Rate Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i) (A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i) (A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i) (B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i) (C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

              (b) (i) A Bid by an Existing Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

              (A) the number of Outstanding shares of APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

              (B) such number or a lesser number of Outstanding shares of APS to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this
Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

              (C) the number of Outstanding shares of APS specified in such Bid if the rate specified therein shall be higher than the Maximum Rate, or such number or a lesser number of Outstanding shares of APS to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part 11 if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

              (ii) A Sell Order by an Existing Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

              (A) the number of Outstanding APS specified in such Sell Order, or

              (B) such number or a lesser number of Outstanding APS as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

              (iii) A Bid by a Potential Holder of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

              (A) the number of Outstanding APS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

              (B) such number or a lesser number of Outstanding APS as set forth in clause (v) of paragraph (a) of Section 5 of this Part 11 if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

              (c) No Order for any number of APS other than whole shares shall be valid.

              3. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for APS subject to an Auction on such Auction Date obtained by such Broker-Dealer and shall specify with respect to each Order for such shares:

              (i) the name of the Bidder placing such Order,

              (ii) the aggregate number of APS that are the subject of such Order,

              (iii) to the extent that such Bidder is an Existing Holder of APS:

              (A) the number of shares, if any, of APS subject to any Hold Order placed by such Existing Holder,

              (B) the number of shares, if any, of APS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

              (C) the number of shares, if any, of APS subject to any Sell Order placed by such Existing Holder, and

              (iv) to the extent such Bidder is a Potential Holder of APS, the rate and number of APS specified in such Potential Holder's Bid.

              (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

              (c) If an Order or Orders covering all of the Outstanding APS held by any Existing Holder is not submitted to the Auction Agent prior to the' Submission Deadline and the subsequent Rate Period is 90 days or less, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent. If an Order or Orders covering all of the Outstanding APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline and the subsequent Rate Period is 90 days or more, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding APS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

              (d) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the number of Outstanding APS subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

              (i) all Hold Orders for APS shall be considered valid, but only up to and including in the aggregate the number of Outstanding APS held by such Existing Holder, and if the number of APS subject to such Hold Orders exceeds the number of Outstanding APS held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding APS held by such Existing Holder,

              (ii) (A) any Bid for APS shall be considered valid up to and including the excess of the number of Outstanding APS held by such Existing Holder over the number of APS subject to any Hold Orders referred to in clause
(i) above;

              (B) subject to subclause (A), if more than one Bid for APS with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding APS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of APS subject to each Bid with the same rate shall be reduced pro rata to cover the number of APS equal to such excess;

              (C) subject to subclauses (A) and (B), if more than one Bid for APS with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

              (D) in any such event, the number, if any, of such Outstanding APS subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for APS by a Potential Holder at the rate therein specified; and

              (iii) all Sell Orders for APS shall be considered valid up to and including the excess of the number of Outstanding APS held by such Existing Holder over the sum of the APS subject to valid Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause
(ii) above.

              (e) If more than one Bid for one or more APS is submitted on behalf of any Potential Holder :each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

              (f) Any Order submitted by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

              4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall for APS for which an Auction is being held determine:

              (i) the excess of the number of Outstanding APS over the number of Outstanding APS subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available APS");

              (ii) from the Submitted Orders whether.

              (A) the number of Outstanding APS subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

exceeds or is equal to the sum of:

              (B) the number of Outstanding APS subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

              (C) the number of Outstanding APS subject to Submitted Sell Orders

              (in the event such excess or such equality exists (other than because the number of APS in subclauses (B) and (C) above is zero because all of the Outstanding APS are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

              (iii) if Sufficient Clearing Bids exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate") which if:

              (A) (1) each such Submitted Bid from Existing Holders specifying such lowest rate and (II) all other such Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the APS that are subject to such Submitted Bids; and

              (B) (I) each such Submitted Bid from Potential Holders specifying such lowest rate and (II) all other such Submitted Bids from Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding APS which, when added to the number of Outstanding APS to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available APS.

              (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Fund of the Maximum Rate for APS for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for the next succeeding Rate Period thereof as follows:

              (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate so determined;

              (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding APS are subject to Submitted Hold Orders), that the Applicable Rate for the next succeeding Rate Period thereof shall be equal to the Maximum Rate; or

              (iii) if all of the Outstanding APS are subject to Submitted Hold Orders, that the Applicable Rate for the next succeeding Rate Period thereof shall be (A) (1) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period is less than one year or (11) the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period is one year or longer.

              5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the APS that are subject to Submitted Hold Orders, and based on the determinations made pursuant to paragraph (a) of Section 4 of this Part 11, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

              (a) If Sufficient Clearing Bids for the APS have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

              (i) Existing Holders' Submitted Bids for APS specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such, Existing Holder to sell the APS subject to such Submitted Bids;

              (ii) Existing Holders' Submitted Bids for APS specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the APS subject to such Submitted Bids;

              (iii) Potential Holders' Submitted Bids for APS specifying any rate that is lower than the Winning Bid Rate shall be accepted;

              (iv) each Existing Holder's Submitted Bid for APS specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the APS subject to such Submitted Bid, unless the number of Outstanding APS subject to all such Submitted Bids shall be greater than the number of APS ("remaining shares") in the excess of the Available APS over the number of APS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold APS subject to such Submitted Bid, but only in an amount equal to the number of APS obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate ; and

              (v) each Potential Holder's Submitted Bid for APS specifying, a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of APS obtained by multiplying the number of shares in the excess of the Available APS over the number of APS subject to Submitted Bids described in clauses (ii) through, (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding APS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate; and

              (b) If Sufficient Clearing Bids for APS have not been made (other than because all of the Outstanding APS are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

              (i) Existing Holders' Submitted Bids for APS specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the APS subject to such Submitted Bids;

              (ii) Potential Holders' Submitted Bids for APS specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

              (iii) Each Existing Holder's Submitted Bid for APS specifying any rate that is higher than the Maximum Rate and the Submitted Sell Orders for APS of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the APS subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of APS obtained by multiplying the number of APS subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding APS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding APS subject to all such Submitted Bids and Submitted Sell Orders.

              (c) If all of the Outstanding APS are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

              (d) If, as a result of the procedures described in clause (iv) or
(v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of APS so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of APS.

              (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of APS for purchase among Potential Holders so that only whole shares of APS are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing APS on such Auction Date.

              (f) Based on the results of each Auction for APS, the Auction Agent shall determine the aggregate number of APS to be purchased and the aggregate number of APS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers of APS such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of APS such Broker-Dealer shall receive, as the case may be, APS.

              6. [Reserved]

              7. Miscellaneous. (a) To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Certificate of Vote to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Certificate of Vote with respect to the APS prior to the issuance of the APS.

              (b) An Existing Holder may sell, transfer or otherwise dispose of APS only in whole shares and only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent; provided that in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

              (c) All of the APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee.

              (d) Neither the Fund nor any affiliate thereof may submit an Order in any Auction, except that any Broker-Dealer that is an affiliate of the Fund may submit Orders in an Auction, but only if such Orders are not for its own account.

                                                                       EXHIBIT E

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                           NOTICE OF AUCTION DATE FOR

                            AUCTION PREFERRED SHARES

                                     ("APS")

              NOTICE IS HEREBY GIVEN that the Auction Date of the next Auction for the APS of VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST (the "Fund") is scheduled to be and the next Dividend Payment Date for the Fund's APS will be .

              [A Failure to Deposit in respect of the APS currently exists. If such Failure to Deposit is not cured prior to 12:00 Noon on the fourth Business Day prior to the next scheduled Auction Date of the APS as defined, the next Auction will not be held. Notice of the next Auction for the APS will be delivered when such Failure to Deposit is cured.(1)]

                                          VAN KAMPEN MERRITT
                                            LIMITED TERM HIGH INCOME TRUST

---------

(1) Include this language if a Failure to Deposit exists.

                                                                       EXHIBIT F

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                          NOTICE OF PROPOSED CHANGE OF

                            LENGTH OF RATE PERIOD OF

                             ACTION PREFERRED SHARES

                                     ("APS")

                  NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST (the "Fund") may exercise its option to designate the Rate Period of its APS commencing [the first day of the proposed Special Dividend Period] as a Special Dividend Period.

                  By 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Fund will notify Bankers Trust Company of either (a) its determination to exercise such option, designating the length of such Special Dividend Period and the terms of the Specific Redemption Provisions, if any, for such series or (b) its determination not to exercise such option.

                                          VAN KAMPEN MERRITT
                                            LIMITED TERM HIGH
                                            INCOME TRUST
Dated:
      ------------

                                                                       EXHIBIT G

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                  NOTICE OF CHANGE OF LENGTH OF RATE PERIOD OF

                            AUCTION PREFERRED SHARES

                                     ("APS")

              NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST (the "Fund") has determined to designate the Rate Period of its APS commencing on [the first day of the Special Dividend Period] as a Special Dividend Period.

              The Special Dividend Period will be ___ [days] [year[s]].

              The Auction Date for the Special Dividend Period is [the Business Day next preceding the first day of such Special Dividend Period].

              [Specific Redemption Provisions, if applicable.]

              [As a result of the Special Dividend Period designation, the amount of dividends payable on the APS during the Special Dividend Period will be based on a 360-day year] [include if Rate Period is greater than 28 Rate Period Days].

              The Special Dividend Period shall not commence if (a) on such Auction Date Sufficient Clearing Bids shall not exist or (b) if a Failure to Deposit shall have occurred prior to the first day thereof with respect to such APS.

              The scheduled Dividend Payment Dates for such APS during such Special Dividend Period will be

                                       VAN KAMPEN MERRITT
                                         LIMITED TERM HIGH
                                         INCOME TRUST


Dated:
      ------------

                                                                       EXHIBIT H

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                      NOTICE OF DETERMINATION NOT TO CHANGE

                            LENGTH OF RATE PERIOD OF

                            AUCTION PREFERRED SHARES

                                     ("APS")

              NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST (the "Fund") has determined not to exercise its option to designate a Special Dividend Period of its APS and the next succeeding Dividend Period of such APS will be a Minimum Rate Period of __ days.

                                       VAN KAMPEN MERRITT
                                         LIMITED TERM HIGH
                                         INCOME TRUST
Dated:
      ------------

                                                                       EXHIBIT I

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                                NOTICE OF CURE OF

                              FAILURE TO DEPOSIT ON

                            AUCTION PREFERRED SHARES

                                     ("APS")

              NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST (the "Fund") has cured its Failure to Deposit with respect to its APS. The dividend rate on the APS for the current Rate Period is ___% per annum, the Dividend Payment Date(s) for the current Rate Period is scheduled to be ________ and the next Auction Date is scheduled to be ____________.

                                       VAN KAMPEN MERRITT
                                         LIMITED TERM HIGH
                                         INCOME TRUST
Dated:
      ------------

                                                                       EXHIBIT J

                VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST

                          NOTICE OF SUBSEQUENT CURE OF

                              FAILURE TO DEPOSIT ON

                            AUCTION PREFERRED SHARES

                                     ("APS")

              NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT LIMITED TERM HIGH INCOME TRUST (the "Fund") has cured its Failure to Deposit with respect to its APS. The next Auction Date for the APS is scheduled to be on _______________.

                                       VAN KAMPEN MERRITT
                                         LIMITED TERM HIGH
                                         INCOME TRUST


Dated:
      ---------------------